Exhibit 10.4.7

                          FIRST SOUTH BANK SPLIT DOLLAR
                                    AGREEMENT


       THIS AGREEMENT is made and entered into this 19th day of November, 1999, by and between FIRST SOUTH BANK, a state-chartered commercial bank located in Spartanburg, South Carolina (the "Company"), and V. LEWIS SHULER (the "Executive"). This Agreement shall append the Split Dollar Endorsement entered into on November 19, 1999, or as subsequently amended, by and between the aforementioned parties.

                                  INTRODUCTION

       To encourage the Executive to remain an employee of the Company, the Company is willing to divide the death proceeds of a life insurance policy on the Executive's life. The Company will pay life insurance premiums from its general assets.

                                Article 1 General
                                   Definitions

 The following terms shall have the meanings specified:

         1.1 "Insured" means the Executive.

         1.2 "Insurer " means West Coast Life Insurance Company.

         1.3 "Normal Retirement Age " means the Executive's sixty-fifth (65th) birthday.

         1.4 "Policy" means insurance policy no. ZUA372461 issued by the Insurer.

         1.5 "Termination of Employment" means the Executive ceasing to be employed by the Company for any reason whatsoever, other than by reason of (a) an approved leave of absence, (b) the Executive's death, (c) a change of control (as defined in the Salary Continuation Agreement between the Company and the Executive effective January 1,1999), or (d) the Executive's disability (as defined in said Salary Continuation Agreement).

                                Article 2 Policy
                               Ownership/Interests

         2.1 Company Ownership. The Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Company shall be the direct beneficiary of an amount of death proceeds equal to the greater of: (a) the cash surrender value of the Policy plus the amount from Schedule A. or (b) the aggregate premiums paid on the Policy by the Company less any outstanding indebtedness to the Insurer.

         2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary of any-remaining death proceeds of the Policy after payment of the amount due the Company under Section 2,1. The Executive shall also have the right to elect and change settlement options that may be permitted. Provided, however, the Executive, the Executive's transferee or the Executive's beneficiary shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in this Section 2.2 upon the Executive's Termination of Employment prior to Normal Retirement Age.

         2.3 Option to Purchase. The Company shall not sell, surrender or transfer ownership of the Policy while this Agreement is in effect without first giving the Executive or the Executive's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy. This provision shall not impair the right of the Company to terminate this Agreement.

         2.4 Comparable Coverage. Upon Termination of Employment after the Executive's Normal Retirement Age, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Executive's interest in the Policy, unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement. The Policy or any comparable policy shall be subject to the claims of the Company's creditors.

                                    Article 3
                                    Premiums

         3.1 Premium Payment. The Company shall pay any premiums due on the Policy.

         3.2 Imputed Income. The Company shall impute income to the Executive in an amount equal to the current term rate for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    Article 4
                                   Assignment

         The Executive may assign without consideration all interests in the Policy and in this Agreement to any person, entity or trust. In the event the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Agreement.

                                    Article 5
                                     Insurer

        The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

                                Article 6 Claims
                                    Procedure

         6.1 Claims Procedure. The Company shall notify the Executive, the Executive's transferee or beneficiary, or any other party who claims a right to an interest under this Agreement (the "Claimant') in writing, within ninety (90) days of the Claimant's written application for benefits, of his or her eligibility or ineligibility for benefits under this Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (a) the specific reasons for such denial, (b) a specific reference to the provisions of this Agreement on which the denial is based, (c) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and
(d) an explanation of this Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) days.

         6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty (60) day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant and the specific provisions of this Agreement on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    Article 7
                           Amendments and Termination

        This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive. However, unless otherwise agreed to by the Company and the Executive, this Agreement will automatically terminate upon the Executive's Termination of Employment prior to Normal Retirement Age.

                                    Article 8
                                  Miscellaneous

         8.1 Binding  Effect.  This  Agreement  shall bind the Executive and the
Company,    their   beneficiaries,    survivors,    personal    representatives,
administrators and transferees, and any Policy beneficiary.

         8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. This Agreement also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time. Nothing in this Agreement shall be construed as an employment agreement, either express or implied.

         8.3 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

         8.4 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

         8.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

         8.6 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

        8.7 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

          (a)  Interpreting the provisions of the Agreement;

          (b) Establishing and revising the method of accounting for the Agreement;

          (c)  Maintaining a record of benefit payments; and

          (d)  Establishing   rules  and  prescribing  any  forms  necessary  or
               desirable to administer the Agreement.

     8.8 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities under this Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.




EXECUTIVE:                                         COMPANY:


                                                   FIRST SOUTH BANK



s/ V. Lewis Shuler                                 By:  s/ Barry L. Slider
------------------                                      ------------------
V. Lewis Shuler                                   Title: President/CE

                      SPLIT DOLLAR POLICY ENDORSEMENT FIRST
                       SOUTH BANK SPLIT DOLLAR AGREEMENT


Policy No. ZUA372461                                 Insured: V. LEWIS SHULER

 Supplementing and amending the application for insurance to West Coast Life Insurance Company ("Insurer") on August 12, 1999, the applicant requests and directs that:

                                  BENEFICIARIES

     (1) FIRST SOUTH BANK, a state-chartered commercial bank located in Spartanburg, South Carolina (the "Company"), shall be the direct beneficiary of death proceeds equal to the greater of (a) the cash surrender value of the Policy plus the amount from Schedule A. or (b) the aggregate premiums paid on the Policy by the Company less any outstanding indebtedness to the Insurer.

     (2) The beneficiary of any remaining death proceeds shall be designated by the Insured or the Insured's transferee, subject to the provisions of paragraph
(5) below.

                                    OWNERSHIP

     (3) The Owner of the policy shall be the Company. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph (4) of this endorsement.

     (4) The Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

     (5) Notwithstanding the provisions of paragraph (4) above, the Insured or the Insured's transferee shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement upon the Insured's Termination of Employment prior to Normal Retirement Age unless otherwise agreed to by the Company and the Executive.

             MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

 Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in paragraph (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

                                  MISCELLANEOUS

In the event of any conflict between this endorsement and the Split Dollar Agreement between the parties of even date (the "Agreement"), the Agreement shall control. All capitalized terms not defined in this endorsement shall have the meaning assigned them in the Agreement.

                                OWNERS AUTHORITY

The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer.

 Any transferee's rights shall be subject to this endorsement. The Owner accepts and agrees to this split dollar endorsement.

 Signed at Spartanburg, South Carolina, this 19th day of November, 1999.

 FIRST SOUTH BANK
By: s/ Barry L. Slider
    -------------------
Its:  President/CEO



 The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates Jane M. Shuler as primary beneficiary and Matthew L. Shuler and Mary K. Shuler equally as secondary beneficiary of the portion of the proceeds described in paragraph (2) above.

 Signed at Spartanburg, South Carolina, this 19th day of November, 1999.



THE INSURED:
s/ V. Lewis Shuler
------------------
V. LEWIS SHULER

First South Bank
V. Lewis Shuler
Split Dollar Agreement and Endorsement Schedule A


Policy Year                                 Additional
  in Which                               Death Benefit
   Death                                        to the
   Occurs                                      Company
   ------                                      -------
       1                                       72,130
       2                                       83,283
       3                                       95,591
       4                                      109,212
       5                                      124,345
       6                                      141,258
       7                                      160,337
       8                                      182,255
       9                                      208,752
   Thereafter                                 208,752